Exhibit 99.1

Issuer Direct Reports Third Quarter 2016 Financial Results

Accesswire revenue increases 77% and Platform & Technology revenue increases 89%
MORRISVILLE, NC / ACCESSWIRE / November 3, 2016 / Issuer Direct Corporation (NYSE MKT:ISDR) (the "Company"), a market leader and innovator of disclosure management solutions and targeted communications today reported its operating results for the three months ended September 30, 2016. The Company will host an investor conference call today at 4:30 PM Eastern Time to discuss its operating results.
Third Quarter 2016 Financial Highlights:
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Revenue was $2.9 million, an increase of 3% compared to $2.8 million in Q3 2015, but a decrease of 8% compared to $3.1 million in Q2 2016.
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Accesswire™ revenue increased 77% from Q3 2015, but decreased 2% from Q2 2016.
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Gross margin was 74%, an increase from 70% in Q3 2015 and consistent with Q2 2016.
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GAAP earnings per diluted share was $0.07 compared to $0.05 in Q3 2015 and $0.12 in Q2 2016.
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The Company generated cash flows from operations of $533,672 compared to $395,020 in Q3 2015 and $984,860 in Q2 2016.
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On October 11, 2016, the Company's Board of Directors declared a quarterly cash dividend of $0.05 per share.
Key Performance Indicators
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Excluding Accesswire, the Company performed work for 920 clients in the third quarter of 2016, essentially the same as Q3 2015 and down slightly from 952 in Q2 2016.
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On a stand-alone basis, Accesswire performed news related activities for 954 clients during the third quarter of 2016, essentially the same as Q3 2015 and an increase from 855 in Q2 2016.

Brian Balbirnie, CEO of Issuer Direct, commented, "We are pleased to announce a year over year increase in quarterly revenue, and a solid profit performance. Notably, our highly scalable, Accesswire and Platforms & Technology businesses, increased 77% and 89% respectively. Combined, these two areas accounted for 36% of total revenue in Q3 up from 20% last year. At the same time, we maintained solid cost controls and reported 74% gross margins, 19% EBITDA margins and generated an additional $533,672 in cash flow from operations.”
Mr. Balbirnie added, “In the third quarter we also made additional investments, which we anticipate will begin to positively impact revenue in subsequent quarters. Those investments were made in the areas of product development, partnerships, as well as sales and marketing, where we added personnel to our Accesswire sales team. In product development, we made enhancements to Classify and Blueprint, that we will roll out in early and mid-2017, respectively. Lastly, regarding partnerships, we expanded our relationship with London Stock Exchange Group to include the licensing of Blueprint to their Regulatory News Service in North America. We believe these investments will support our growth, as well as our transition to a cloud-based subscription model."
Financial Results for the Third Quarter ended September 30, 2016:
Total revenue for the third quarter of 2016 was $2.9 million compared to $2.8 million for the third quarter of 2015. We achieved increases in revenue in our press release, print and proxy, and transfer agent businesses as well as through platform licensing of our cloud-based products. These increases were offset by continued decline in our ARS business, as issuers shift from hardcopy fulfillment to digital fulfillment or elect not to continue with the service, as well as in our Edgar and XBRL businesses, as the markets become commoditized.
Gross margin for the third quarter of 2016 was $2.1 million or 74% of total revenue, compared to $2.0 million, or 70% gross margin in the third quarter of 2015. The increase in gross margin is due to our continued transition to a cloud-based subscription model resulting in stream-lined costs and increased revenue from our higher margin press release and platform and technology products. We anticipate the Company will be able to maintain gross margin percentages above the historical 70% level as the Company continues this transition.
Operating Income was slightly lower at $294,389 for the three months ended September 30, 2016, as compared to $332,357 during the same period of the prior year. An increase in operating costs as a result of additional investment in product development and sales and marketing was partially offset by an increase in gross margin.
On a GAAP basis, the Company reported net income of $194,878, or $0.07 per diluted share during the three months ended September 30, 2016, compared to $136,730, or $0.05 per diluted share during the three months ended September 30, 2015.

Third quarter EBITDA was $550,000, or 19% of revenue, compared to $601,132, or 22%, during the third quarter of 2015. Non-GAAP net income was $402,705 or $0.14 per diluted share, compared to $484,846 or $0.19 per diluted share during the third quarter of 2015. The Non-GAAP results exclude amortization of intangible assets, stock-based compensation, integration of acquisition costs, unusual and infrequent gains, non-cash interest expense, impact of changes to the deferred tax asset valuation allowance and tax impact of adjustments. Please refer to the tables below for the calculation of EBITDA and the reconciliation of GAAP income and earnings per share to Non-GAAP income and earnings per share.
Financial Results for the nine months ended September 30, 2016:
Total revenue was $9.3 million, compared to $8.9 million during the nine months ended September 30, 2015. Included in revenue for the nine months ended September 30, 2016, is the benefit of $316,040 related to the one-time reversal of an accrual of unused postage credits related to ARS clients acquired from PrecisionIR.
Gross margin was $7.0 million, or 75% of revenue, for the nine months ended September 30, 2016, compared to $6.3 million, or 70%, during the same period of 2015. As noted above, the increase in gross margin is due to the reversal of the unused postage credits as well as our ongoing transition to a cloud-based subscription model.
Operating income was $1.5 million compared to $0.9 million in the same period of last year.
On a GAAP basis, the Company reported net income of $1.0 million, or $0.36 per diluted share, compared to $0.4 million or $0.18 per diluted share in the same period of 2015.
EBITDA for the nine-month period ended September 30, 2016, was $2.4 million, or 26%, compared to $1.7 million, or 20%, during the same period of last year. Non-GAAP net income was $1.5 million, or $0.52 per diluted share, compared to $1.5 million, or $0.61 per diluted share during the same period of last year. It is important to note the reason for the decrease in Non-GAAP income per diluted share despite similar Non-GAAP income is due to an increase in the amount of shares outstanding as the result of the conversion of a note payable into 417,712 shares of the company’s common stock in August 2015. The Non-GAAP results exclude amortization of intangible assets, stock-based compensation, integration of acquisition costs, unusual and infrequent gains, non-cash interest expense, impact of changes to the deferred tax asset valuation allowance and tax impact of adjustments. Please refer to the tables below for the calculation of EBITDA and the reconciliation of GAAP income and earnings per share to Non-GAAP income and earnings per share.
Non-GAAP Information
Certain Non-GAAP financial measures are included in this press release. In the calculation of these measures, the Company generally excludes certain items such as amortization and impairment of acquired intangibles, non-cash stock-based compensation charges, unusual, non-recurring gains and charges and non-cash interest expense. The Company believes that excluding such items provides investors and management with a representation of the Company's core operating performance and with information useful in assessing its prospects for the future and underlying trends in the Company's operating expenditures and continuing operations. Management uses such Non-GAAP measures to evaluate financial results and manage operations. The release and the attachments to this release provide a reconciliation of each of the Non-GAAP measures referred to in this release to the most directly comparable GAAP measure. The Non-GAAP financial measures are not meant to be considered a substitute for the corresponding GAAP financial statements and investors should evaluate them carefully. These Non-GAAP financial measures may differ materially from the Non-GAAP financial measures used by other companies.
CALCULATION OF EBITDA

	Three Months ended September 30,
	2016	2015
	Amount	Amount

Net income:	$194,878	$136,730
Adjustments:
Depreciation and amortization	263,129	268,775
Interest (income) expense, net	(1,036)	137,150
Income tax expense	93,029	58,477
EBITDA:	$550,000	$601,132

	Nine Months ended September 30,
	2016	2015
	Amount	Amount

Net income:	$1,044,805	$438,423
Adjustments:
Depreciation and amortization	899,928	800,515
Interest (income) expense, net	(2,993)	623,025
Income tax expense (benefit)	483,677	(113,917)
EBITDA:	$2,425,417	$1,748,046

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES

	Three Months ended September 30,
	2016		2015
	Amount	Per diluted share	Amount	Per diluted share

Net income:	$194,878	$0.07	$136,730	$0.05
Adjustments:
Amortization of intangible assets (1)	190,440	0.07	245,942	0.09
Stock-based compensation (2)	122,804	0.04	91,825	0.04
Integration and acquisition costs (3)	-	-	47,499	0.02
Unusual, non-recurring (gains) losses (4)	7,418	-	-	-
Non-cash interest expense (5)	-	-	118,728	0.05
Tax impact of adjustments (6)	(99,405)	(0.03)	(156,238)	(0.06)
Portion of tax benefit related to change in valuation allowance (7)	(13,430)	(0.01)	-	-
Non-GAAP net income:	$402,705	$0.14	$484,486	$0.19

	Nine Months ended September 30,
	2016		2015
	Amount	Per diluted share	Amount	Per diluted share

Net income:	$1,044,805	$0.36	$438,423	$0.18
Adjustments:
Amortization of intangible assets (1)	706,421	0.24	737,378	0.30
Stock-based compensation (2)	460,148	0.16	370,756	0.15
Integration and acquisition costs (3)	-	-	174,166	0.07
Unusual, non-recurring gains (4)	(390,674)	(0.14)	-	-
Non-cash interest expense (5)	-	-	535,398	0.22
Tax impact of adjustments (6)	(240,527)	(0.08)	(563,487)	(0.23)
Portion of tax benefit related to change in valuation allowance (7)	(72,016)	(0.02)	(210,370)	(0.08)
Non-GAAP net income:	$1,508,157	$0.52	$1,482,264	$0.61

(1) The adjustments represent the amortization of intangible assets related to acquired assets and companies.
(2) The adjustments represent stock-based compensation expense recognized related to awards of stock options, restricted stock units or common stock in exchange for services. Although the Company expects to continue to award stock to employees or in exchange for services, the amount of stock-based compensation is excluded as it is subject to change as a result of one-time or non-recurring projects.
(3) The adjustments represent legal fees, consulting fees, integration costs, and other non-recurring costs in connection with the acquisition of Accesswire.
(4) The adjustment removes gains during the period that are unusual, non-recurring or infrequent in nature and don’t relate to the core business of the Company. For the three and nine months ended September 30, 2016, these gains include the change in value of stock received, in lieu of cash, related to the settlement of a receivable and the reversal of an accrual related to unused postage credits related to ARS clients acquired during the acquisition of PrecisionIR
(5) The adjustment represents the amortization of debt-discount that was created as a result of a beneficial conversion feature that was embedded in a note payable that the Company issued in order to finance the acquisition of PrecisionIR Group, Inc. The amortization of the debt discount is recorded as non-cash interest expense and has no impact on the cash flows or operations of the Company.
(6) This adjustment gives effect to the tax impact of all Non-GAAP adjustments at a rate of 31%, which approximates the Company's state and federal tax rates.
(7) The adjustment eliminates the impact on income tax expense of the change in the valuation allowance established for deferred tax assets associated with net operating losses for PrecisionIR Group, Inc. at the date of acquisition.

ISSUER DIRECT CORPORATION
 CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2016	2015
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$5,135,430	$4,215,145
Accounts receivable (net of allowance for doubtful accounts of $474,806 and $396,884, respectively)	1,323,109	1,253,628
Other current assets	386,110	252,468
Total current assets	6,844,649	5,721,241
Capitalized software (net of accumulated amortization of $155,406 and $25,133, respectively)	1,696,871	723,962
Fixed assets (net of accumulated depreciation of $302,214 and $262,797, respectively)	170,995	175,497
Deferred income tax asset - noncurrent	-	97,974
Other long-term assets	18,253	18,301
Goodwill	2,241,872	2,241,872
Intangible assets (net of accumulated amortization of $3,219,125 and $2,512,704, respectively)	1,484,875	2,191,296
Total assets	$12,457,515	$11,170,143

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$288,488	$385,285
Accrued expenses	687,835	995,999
Income taxes payable	195,164	199,613
Deferred revenue	940,065	822,481
Total current liabilities	2,111,552	2,403,378
Deferred income tax liability	211,124	94,566
Other long-term liabilities	120,438	113,222
Total liabilities	2,443,114	2,611,166
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value, 30,000,000 shares authorized, no shares issued and outstanding as of September 30, 2016 and December 31, 2015.	-	-
Common stock $0.001 par value, 100,000,000 shares authorized, 2,847,444 and 2,785,044 shares issued and outstanding as of September 30, 2016 and December 31, 2015, respectively.	2,847	2,785
Additional paid-in capital	8,912,428	8,202,605
Other accumulated comprehensive loss	(24,693)	(35,154)
Retained earnings	1,123,819	388,741
Total stockholders' equity	10,014,401	8,558,977
Total liabilities and stockholders’ equity	$12,457,515	$11,170,143

ISSUER DIRECT CORPORATION
 CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	For the three months ended		For the nine months ended
	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Revenues	$2,872,983	$2,787,105	$9,284,346	$8,937,276
Cost of services	739,431	843,007	2,333,234	2,655,425
Gross profit	2,133,552	1,944,098	6,951,112	6,281,851
Operating costs and expenses:
General and administrative	839,364	759,843	2,481,620	2,546,966
Sales and marketing	651,606	519,826	1,947,305	1,730,446
Product development	132,627	63,297	291,519	256,393
Depreciation and amortization	215,666	268,775	779,813	800,515
Total operating costs and expenses	1,839,263	1,611,741	5,500,257	5,334,320
Operating income	294,289	332,357	1,450,855	947,531
Other income (expense):
Other income (expense), net	(7,418)	-	74,634	-
Interest income (expense), net	1,036	(137,150)	2,993	(623,025)
Total other income (expense)	(6,382)	(137,150)	77,627	(623,025)
Income before taxes	287,907	195,207	1,528,482	324,506
Income tax benefit (expense)	(93,029)	(58,477)	(483,677)	113,917
Net income	$194,878	$136,730	$1,044,805	$438,423
Income per share – basic	$0.07	$0.05	$0.37	$0.18
Income per share - fully diluted	$0.07	$0.05	$0.36	$0.18
Weighted average number of common shares outstanding - basic	2,836,066	2,515,767	2,806,566	2,390,524
Weighted average number of common shares outstanding - fully diluted	2,936,149	2,552,586	2,898,973	2,427,886

ISSUER DIRECT CORPORATION
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(UNAUDITED)

	For the three months ended		For the nine months ended
	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Net income	$194,878	$136,730	$1,044,805	$438,423
Foreign currency translation adjustment	(2,146)	5,709	10,461	7,087
Comprehensive income	$192,732	$142,439	$1,055,266	$445,510

ISSUER DIRECT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine months ended September 30,
	2016	2015
Cash flows from operating activities:
Net income	$1,044,805	$438,423
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	899,928	800,515
Bad debt expense	190,690	136,339
Deferred income taxes	72,564	(106,571)
Stock-based compensation expense	460,148	418,865
Non-cash interest expense	-	535,397
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	(273,557)	421,412
Decrease (increase) in other assets	(134,564)	(295,643)
Increase (decrease) in accounts payable	(94,946)	122,481
Increase (decrease) in accrued expenses	(281,322)	(168,497)
Increase (decrease) in deferred revenue	136,103	8,474
Net cash provided by operating activities	2,019,849	2,311,195

Cash flows from investing activities:
Capitalized software	(750,938)	(337,401)
Purchase of fixed assets	(58,732)	(45,306)
Net cash used in investing activities	(809,670)	(382,707)

Cash flows from financing activities:
Proceeds from exercise of stock options, net of income taxes	33,294	21,075
Tax benefit on stock-based compensation awards	-	18,709
Payment of dividend	(309,727)	-
Net cash provided by (used in) financing activities	(276,433)	39,784

Net change in Cash	933,746	1,968,272
Cash – beginning	4,215,145	1,721,343
Currency translation adjustment	(13,461)	1,965
Cash – ending	$5,135,430	$3,691,580
Supplemental disclosure for non-cash investing and financing activities
Cash paid for interest	$-	$85,870
Cash paid for income taxes	$434,595	$265,851
Non cash activities
Stock-based compensation - capitalized software	$352,244	$188,144
Conversion of note payable to common stock	$-	$1,666,673

To read the Company's full earnings release please click here (https://www.issuerdirect.com/issuer-direct-reports-third-quarter-2016-financial-results/)
Conference Call Information
To participate in this event, dial approximately 5 to 10 minutes before the beginning of the call.
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Date, Time: Nov 3, 2016, 4:30PM ET
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Toll free: 866-607-0165
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International: 785-424-1625
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Live Webcast: http://www.investorcalendar.com/event/10509
Conference Call Replay Information
The replay will be available beginning approximately 1 hour after the completion of the live event, ending at midnight eastern on November 30, 2016.
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Toll free: 877.481.4010
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International: 919.882.2331
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Reference ID: 10509
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Web reply: http://www.issuerdirect.com/earnings-calls-and-scripts/

About Issuer Direct Corporation
Issuer Direct® is a disclosure management and targeted communications company. Our integrated platform provides tools, technologies and services that enable our clients to disclose and disseminate information through our network. With a focus on corporate issuers, the Company alleviates the complexity of maintaining compliance with its integrated portfolio of products and services that enhance companies' ability to efficiently produce and distribute their financial and business communications both online and in print.
Learn more about Issuer Direct today: Investor Tear Sheet.
Forward-Looking Statements. This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words "believe," "anticipate," "estimate," "expect," "intend," "plan," "project," "prospects," "outlook," and similar words or expressions, or future or conditional verbs such as "will," "should," "would," "may," and "could" are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance or achievements to be materially different from any anticipated results, performance or achievements. The Company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact the Company's forward-looking statements, please see the Company's Annual Report on Form 10-K for the year ended December 31, 2015 including but not limited to the discussion under "Risk Factors" therein, which the Company has filed with the SEC and which may be viewed at http://www.sec.gov/.

For Further Information:
Issuer Direct Corporation
Brian R. Balbirnie
(919)-481-4000
brian.balbirnie@issuerdirect.com

Hayden IR
Brett Maas
(646)-536-7331
brett@haydenir.com

Hayden IR
James Carbonara
(646)-755-7412
james@haydenir.com

SOURCE: Issuer Direct Corporation